Exhibit 10.6
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of ___________, 2008 by and between New Asia Partners China I Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-148612 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Morgan Joseph & Co. Inc. (“Morgan Joseph”) are acting as the representatives of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $30,000,000 of the net proceeds of the IPO and sale of the Insider Warrants (or $34,320,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement among the Company, Ladenburg and Morgan Joseph, on behalf of the underwriters, a portion of the Property equal to $900,000 (or the amount specified in a notice pursuant to paragraph 3(f) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to Ladenburg and Morgan Joseph upon the consummation of an Initial Business Combination (as defined in the Registration Statement) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.  Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)  Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee;

(b)  Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)  In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;

(d)  Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)  Notify the Company, Ladenburg and Morgan Joseph of all communications received by it with respect to any Property requiring action by the Company;

(f)  Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g)  Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company, Ladenburg and/or Morgan Joseph to do so;

(h)  Render to the Company, Ladenburg, Morgan Joseph and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)  Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board and Corporate Secretary or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the close of business on the “business day” that is the 36-month anniversary of the effective date of the Registration Statement (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2.  Limited Distributions of Income from Trust Account.

(a)  Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount requested by the Company to cover any tax obligation owed by the Company;

(b)  Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company by means of a bank wire transfer, the amount requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the aggregate amount of all such distributions (excluding amounts distributed pursuant to Section 2(a) above) shall not exceed $700,000 and the Company will not be allowed to withdraw interest income earned on the Trust Account unless there is sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time; and

(c)  The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

3.  Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)  Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board or President or other authorized officer. In addition, except with respect to its duties under paragraphs 1(i), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)  In all cases, the Company shall provide Ladenburg and Morgan Joseph with a copy of any Termination Letters and/or any other correspondence that it sends to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues same.

(c)  Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(d)  Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2 as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Section 2. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections, except to the extent it is distributed to the Company pursuant to Section 2);

(e)  In connection with any vote of the Company’s stockholders regarding a Business Combination or an Extension Period (as described in the Registration Statement), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination; and

(f)   Within five business days after Ladenburg’s and Morgan Joseph’s over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee with a notice in writing (with a copy to Ladenburg and Morgan Joseph) of the total amount of the Deferred Discount, which shall in no event be less than $900,000. A business day shall be any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

4.  Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)  Imply obligations, perform duties, inquire or otherwise subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b)  Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(c)  Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d)  Change the investment of any Property, other than in compliance with paragraph 1(c);

(e)  Refund any depreciation in principal of any Property;

(f)  Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g)  The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h)  Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(i)  File information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property. Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority;

(j)  Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5.  Termination. This Agreement shall terminate as follows:

(a)  If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)  At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

6.  Miscellaneous.

(a)  The Company and the Trustee each acknowledge that the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Ladenburg and Morgan Joseph. As to any claim, cross—claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)  The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:	Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Steven G. Nelson Fax No.: (212) 509-5150

if to the Company, to:	New Asia Partners China I Corporation 1401-02 China Insurance Building 166 Lu Jia Zui Dong Lu Pudong, Shanghai, 200120, China Attn: Chief Executive Officer Fax No.: 8621-5879-8153

in either case with a copy to:	Ladenburg Thalmann & Co. Inc. 4400 Biscayne Blvd. 14th Floor Miami, Florida 33137 Attn: James Cassel Fax No.: (305) 572-4220
and:
Morgan Joseph & Co. Inc. 600 Fifth Avenue, 19th Floor (HQ) New York, New York 10020 Attn: Tina Pappas Fax No.: (212) 218-3760

(f)  This Agreement may not be assigned by the Trustee without the prior consent of the Company, Ladenburg and Morgan Joseph.

(g)  Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)  Each of the Company and the Trustee hereby acknowledge that Ladenburg and Morgan Joseph are third party beneficiaries of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name: Steven G. Nelson
Title: President and Chairman

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount

Initial acceptance fee	Initial closing of IPO by wire transfer	$	[_____]

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$	[_____]

Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$	[_____]

EXHIBIT A
[Letterhead of Company]
[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York New York 10004
Attn: Steven Nelson

Re: Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between New Asia Partners China I Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ____________, 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with ________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated (“Counsel’s Letter”) (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of __________________which verifies the vote of the Company’s stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account other than the Deferred Discount (“Instruction Letter”) and (iii) Ladenburg and Morgan Joseph shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Counsel’s Letter and the Instruction Letter, (a) to Ladenburg and Morgan Joseph in an amount equal to the Deferred Discount as so directed by them, and (b) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon the Trustee’s receipt of a written request from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the original Consummation Date as set forth in the notice.

Very truly yours,

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title:

cc: Ladenburg Thalmann & Co. Inc.
cc: Morgan Joseph & Co. Inc.

EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
& Trust Company
17 Battery Place
New York New York 10004
Attn: Steven Nelson

Re: Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between New Asia Partners China I Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ______________, 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable. The Company has appointed [__________________] to serve as its Designated Paying Agent; accordingly, you will notify the Company and the “Designated Paying Agent” in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title:

cc: Ladenburg Thalmann & Co. Inc.
cc: Morgan Joseph & Co. Inc.

EXHIBIT C
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
& Trust Company
17 Battery Place
New York New York 10004
Attn: Steven Nelson

Re: Trust Account No.

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between New Asia Partners China I Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ____________, 2008 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $____________ of the income earned on the Property as of the date hereof. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at: [WIRE INSTRUCTION INFORMATION]

Very truly yours,

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title:

cc: Ladenburg Thalmann & Co. Inc.
cc: Morgan Joseph & Co. Inc.

EXHIBIT D
[Letterhead of Company]
[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York New York 10004
Attn: Steven Nelson

Re: Trust Account No.

Gentlemen:

Pursuant to paragraph 2(b) of the Investment Management Trust Agreement between New Asia Partners China I Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ______________, 2008 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $____________ of the income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to paragraph 2(b), if any, the maximum amount set forth in paragraph 2(b). The Company needs such funds to pay its expenses relating to investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at: [WIRE INSTRUCTION INFORMATION]

Very truly yours,

NEW ASIA PARTNERS CHINA I CORPORATION

By:
Name:
Title:

cc: Ladenburg Thalmann & Co. Inc.
cc: Morgan Joseph & Co. Inc.

EXHIBIT E

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:
New Asia Partners China I Corporation 1401-02 China Insurance Building 166 Lu Jia Zui Dong Lu Pudong, Shanghai, 200120, China Attn : Chief Executive Officer	(86-21) 5879-8152
Trustee:
Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Steven G. Nelson	(212) 845-3270